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                                                                    Exhibit 10.1

                               SECOND AMENDMENT OF
                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 15, 1999 (this "Amendment"), is by and among Jefferson Smurfit Corporation (U.S.), a Delaware corporation (the "Borrower"), Smurfit-Stone Container Corporation, a Delaware corporation ("SSCC"), JSCE, Inc., a Delaware corporation ("JSCE"), the undersigned financial institutions, including The Chase Manhattan Bank ("Chase") and Bankers Trust Company ("BTCo"), in their capacities as lenders (collectively, the "Lenders," and each individually, a "Lender"), BTCo and Chase, as senior managing agents (in such capacity, the "Senior Managing Agents"), and Chase, as administrative agent and collateral agent (in such capacities, the "Administrative Agent" and the "Collateral Agent," respectively).

                                    RECITALS:

     A. The Borrower, SSCC, JSCE, the Senior Managing Agents, the Administrative Agent, the Collateral Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 18, 1998, as amended by that certain First Amendment of Amended and Restated Credit Agreement dated as of June 30, 1999 (the "Credit Agreement").

     B. The Borrower, SSCC, JSCE, the Senior Managing Agents, the Administrative Agent, the Collateral Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a) Section 1.01 of the Credit Agreement is amended (i) by deleting the "and" appearing at the end of clause (ii) of the definition of "Subsidiary" and substituting a comma (",") therefor, and inserting immediately prior to the period (".") now appearing at the end of such definition, the following: ", and (iv) any of Finco, Monetization Sub, Timberlands I (so long as the Timberlands Sale shall be completed prior to November 30, 1999), Timberlands II (so long as the Timberlands Sale shall be completed prior to November 30, 1999) and TNH"; and (ii) by adding thereto (in alphabetical order) the following defined terms:




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               "Borrower Preferred Stock" means that certain Series A
          non-participating, non-voting preferred stock of the Borrower issued to JSCE in connection with the 1999 Timberlands Sale having an initial liquidation value of $1,000 per share, subject to accretion based on the amount of dividends not paid in cash and the amount of any make-whole premium in the event the dividend rate has been converted to a fixed rate, issued on terms reasonably acceptable to the Senior Managing Agents.

               "Finco" means JSC Timber Finance Inc., a Delaware corporation, together with its successors and permitted assigns.

               "JSCE Preferred Stock" means that certain Series A non-participating, non-voting preferred stock of JSCE issued to SSCC in connection with the 1999 Timberlands Sale having an initial liquidation value equal to $1,000 per share, subject to accretion based on the amount of dividends not paid in cash and the amount of any make-whole premium in the event the dividend rate has been converted to a fixed rate, issued on terms reasonably acceptable to the Senior Managing Agents.

               "Monetization Sale" means the sale of the managing membership interest in Monetization Sub by the Borrower in exchange for approximately $30,000,000, on terms reasonably acceptable to the Senior Managing Agents.

               "Monetization Sub" means Timber Capital Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns.

               "1999 Timberlands Sale" means the sale of certain real property of the Borrower and its Subsidiaries (or Equity Interests in Affiliates of the Borrower owing such real property) pursuant to that certain Purchase and Sale Agreement, dated as of July 28, 1999, by and between Rayonier Inc. and the Borrower, as modified by that certain Letter Agreement, dated as of August 26, 1999, as amended on terms reasonably satisfactory to the Senior Managing Agents, and the monetization transactions of the Borrower and its Affiliates in connection therewith, including, without limitation, the Monetization Sale.

               "Newberg Mill Sale" means the sale by SNC of the mill facility and the related real and personal property (including inventory) of SNC located in Newberg, Oregon or used exclusively in connection with the operation of the Newberg, Oregon mill and the conduct of its business, on terms reasonably acceptable to the Senior Managing Agents.

               "Timberlands I" means a newly formed Delaware limited liability company, together with its successors and permitted assigns, established solely for the purpose of consummating the 1999 Timberlands Sale.

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               "Timberlands II" means a newly formed Delaware limited liability company, together with its successors and permitted assigns, established solely for the purpose of consummating the 1999 Timberlands Sale.

               "TNH" means Timber Note Holdings LLC, a Delaware limited liability company, together with its successors and permitted assigns.

          (b) Section 2.13(b) of the Credit Agreement is amended to insert immediately after the first occurrence of the phrase "Asset Sale" therein, the following:

          "(other than the issuance of the Borrower Preferred Stock and the JSCE Preferred Stock, the transfer by the Borrower of its ownership interests in Timberlands I and Timberlands II to Monetization Sub, and the pledge of the JSCE Preferred Stock to secure Indebtedness permitted under Section 7.01(s))".

     and is further amended to insert immediately after the phrase "the definition of the term 'Asset Sale'" the following:

          "to the extent that such Asset Sale generates Net Cash Proceeds which, when aggregated with the Net Cash Proceeds from other Asset Sales consummated during the term of this Agreement are greater than $10,000,000".

          (c) Section 2.13(f) of the Credit Agreement is amended to insert the following immediately prior to the period (".") now appearing at the end thereof:

          "; provided, further, that, subject to paragraph (i) below, the amount of any such prepayment to be made in connection with each of the 1999 Timberlands Sale, the Monetization Sale and the Newberg Mill Sale shall first be applied pro rata to the Tranche A Term Loan Repayment Amounts and the Tranche B Term Loan Repayment Amounts occurring on March 31, 2000 through September 30, 2001 until paid in full, and thereafter, subject to paragraph (i) below, pro rata to the remaining Tranche B Term Loan Repayment Amounts until paid in full, and thereafter as otherwise provided above in this Section 2.13(f)".

          (d) Section 6.10(b) of the Credit Agreement is hereby amended by deleting the "and" appearing at the end of clause (i) in the first sentence of Section 6.10(b) and substituting a comma (",") therefor, and inserting the following immediately prior to the parenthesis (")") now appearing at the end of the first sentence thereof:

          "(iii) the JSCE Preferred Stock and the Borrower Preferred Stock, and
          (iv) the ownership interests of any of the Loan Parties in Finco, Monetization Sub, Timberlands I, Timberlands II and TNH."

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          (f) Section 6.10(d) of the Credit Agreement is hereby amended by re-lettering clauses (x), (y) and (z) thereof as clauses (1), (2) and (3) and by inserting immediately after clause (3) thereof but before the parenthesis (")") the following new clause (4): "and (4) the JSCE Preferred Stock, the Borrower Preferred Stock, the incurrence of Indebtedness under Sections 7.01(r) and (s), and the ownership of any ownership interests in Finco, Monetization Sub, Timberlands I (so long as the 1999 Timberlands Sale shall be completed prior to November 30, 1999), Timberlands II (so long as the 1999 Timberlands Sale shall be completed prior to November 30,
     1999) and TNH by any Loan Party".

          (e) Section 7.01 of the Credit Agreement is hereby amended (i) to delete the word "and" after clause (p) thereof; (ii) to delete the period (".") now appearing at the end of clause (q) and substituting the phrase "; and" therefor; and (iii) to insert the following new clauses (r) and (s) at the end thereof:

          "(r) subordinated Indebtedness of SSCC in a principal amount not to exceed $100,000,000 and which Indebtedness shall be contributed by SSCC to JSCE and Finco, by JSCE to the Borrower and by the Borrower to Finco, and shall be on terms reasonably acceptable to the Senior Managing Agents; and

          (s) senior secured Indebtedness of SSCC in favor of Finco in an initial principal amount not to exceed $455,000,000, subject to accretion based on the amount of interest not paid in cash and the amount of any make-whole premium in the event the interest rate has been converted to a fixed rate, which Indebtedness shall be issued on terms reasonably acceptable to the Senior Managing Agents."

          (f) Section 7.02(a) of the Credit Agreement is amended (i) to delete the word "and" after clause (vi) thereof; (ii) to delete the period (".") now appearing at the end of clause (vii) and substituting the phrase "; and" therefor; and (iii) to insert the following new clause (viii) at the end thereof:

          "(viii) Liens securing Indebtedness permitted under Section 7.01(s), on terms reasonably acceptable to the Senior Managing Agents."

          (g) Section 7.04 of the Credit Agreement is amended (i) to delete the word "and" after clause (i) thereof; (ii) to delete the period (".") now appearing at the end of clause (j) and substituting the phrase "; and" therefor; and (iii) to insert the following new clause (k) at the end thereof:

          "(k) Investments (i) by SSCC in JSCE resulting from (a) the transfer of up to $50,000,000 of promissory notes of SSCC and (b) the purchase of up to $455,000,000 of the JSCE Preferred Stock, (ii) by JSCE in the Borrower resulting from (a) the transfer of up to $50,000,000 of promissory notes of SSCC and (b) the purchase of up to $455,000,000 of the Borrower Preferred Stock, (iii) by the

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          Borrower and SSCC in Finco resulting from the transfer of up to
          $50,000,000 of promissory notes of SSCC from each of SSCC and the Borrower in exchange for not less than 100% of the ownership interests in Finco in the aggregate, and the incurrence of Indebtedness of SSCC under Section 7.01(s), (iv) by the Borrower in each of Timberland I and Timberland II resulting from the transfer of all of the timberland subject to the 1999 Timberlands Sale to each of Timberland I and Timberland II in exchange for all of the ownership interests in Timberland I and Timberland II, (v) by the Borrower and SNC in Monetization Sub resulting from the transfer of all of the ownership interests in Timberland I and Timberland II to Monetization Sub in exchange for all of the ownership interest in Monetization Sub, and
          (vi) by the Borrower in SNC resulting from the transfer by the Borrower to SNC of a partial ownership interest in Monetization Sub, in each case, in connection with the 1999 Timberlands Sale."

          (h) Section 7.05 of the Credit Agreement is amended (i) to delete the word "and" after clause (e) thereof; (ii) to delete the period (".") now appearing at the end of clause (f) and substituting the phrase "; and" therefor; and (iii) to insert the following new clause (g) at the end thereof:

               "(g) in connection with the Monetization Sale, the 1999 Timberlands Sale and the Newberg Mill Sale."

          (i) Section 7.06(b) of the Credit Agreement is amended (i) by inserting immediately after the first occurrence of the phrase "cash dividends" now appearing in clause (i) thereof, the following: "(A) on the Borrower Preferred Stock to JSCE to be used by JSCE to pay cash dividends on the JSCE Preferred Stock and (B) on its common stock", (ii) by inserting immediately after the phrase "cash dividends" now appearing in clause (ii) thereof, the following: "(A) on the JSCE Preferred Stock to SSCC (or its successors or assigns) out of the proceeds of the dividends referred to in clause (i)(A) above and (B)", and (iii) by deleting the phrase "clause (i)" now appearing in clause (ii) thereof and substituting therefor the phrase "clause (i)(B)".

          (j) Section 7.07 of the Credit Agreement is amended to (i) to delete the word "and" after clause (f) thereof and substitute a comma (",") therefor; (ii) to delete the period (".") now appearing at the end of clause (g) and substituting the phrase "; and" therefor; and (iii) to insert the following new clause (h) at the end thereof: "(h) the issuance of the Indebtedness permitted under Sections 7.01(r) and (s) and payments in respect thereof and the granting of any Liens permitted under Section 7.02(a)(viii)".

          (k) Section 7.09(a) of the Credit Agreement is amended (i) by deleting clause (iii) thereof in its entirety, and substituting the following new clause (iii) therefor:

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          "(iii) repurchasing, redeeming or otherwise extinguishing up to
          $400,000,000 in aggregate principal amount (including any accrued and unpaid interest and any premium thereon) of any Indebtedness"

     and (ii) by inserting immediately prior to the period (".") now appearing at the end thereof, the following:

          ", provided, further, that at the time of any such repurchase permitted by clause (iii) above, the aggregate outstanding amount of the Term Loans is less than or equal to $450,000,000"

          (l) Section 7.11(a) of the Credit Agreement is amended to insert immediately prior to the period (".") now appearing at the end thereof, the following: ", (iii) the transfer by the Borrower, directly or indirectly, of all of the ownership interests in Timberlands I and Timberlands II to Rayonier Inc. or its Affiliate in connection with the 1999 Timberlands Sale, and (iv) the issuance by the Borrower to JSCE of the Borrower Preferred Stock and the issuance by JSCE to SSCC of the JSCE Preferred Stock".

          (m) Section 7.15 of the Credit Agreement is amended to delete the ratios set forth opposite "September 30, 1999", "December 31, 1999" and "March 31, 2000" and "June 30, 2000", and to substitute therefor the ratios "1.50 to 1", "1.65 to 1" " 1.65 to 1" and "1.75 to 1", respectively.

          (n) Section 7.16 of the Credit Agreement is amended (i) to insert immediately after the phrase "all or substantially all of the Collateral" now appearing in clause (a) thereof, the following: ", other than in connection with the 1999 Timberlands Sale, the Newberg Mill Sale and the Monetization Sale"; and (ii) to insert at the end of the first parenthetical appearing in clause (b) thereof, the following: "or in connection with either the 1999 Timberlands Sale or the Newberg Mill Sale".

          (o) Section 7.17(a) of the Credit Agreement is hereby amended by (i) inserting immediately after the phrase "any Permitted Timber Financing" now appearing in the first sentence thereof, the following: ", and (iii) in connection with the 1999 Timberlands Sale and the Newberg Mill Sale", and
     (ii) inserting immediately after the phrase "Upon such compliance" now appearing in the second sentence thereof, the following: "or in connection with any transaction contemplated by clauses (ii) or (iii) above".

     SECTION 3. Consent Under Pledge Agreement and Pledge of Rayonier Note. The Senior Managing Agents, the Administrative Agent, the Collateral Agent and the Lenders hereby consent to and agree that SSCC shall not be required to pledge the JSCE Preferred Stock and JSCE shall not be required to pledge the Borrower Preferred Stock, in each case, to the Collateral Agent under the Pledge Agreement, and hereby waive any Default or Event of Default as a result thereof. The Borrower further agrees that it shall cause any and all notes or other instruments issued by Rayonier

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Inc. or its affiliates as partial consideration in connection with the 1999
Timberlands Sale (collectively, the "Rayonier Note") to be pledged to the Collateral Agent as additional Collateral from the date of issuance thereof until the date of completion of the Monetization Sale, and the Borrower shall take (and shall cause its affiliates to take) all such action as may be necessary to grant a first perfected security interest in the Rayonier Note in favor of the Collateral Agent, including, without limitation, the delivery of the original Rayonier Note to the Collateral Agent, together with any necessary instrument of transfer.

     SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the "Effective Date") when each of the following conditions precedent has been satisfied:

          (a) each of SSCC, JSCE, the Borrower and the requisite number of Lenders required pursuant to Section 10.08 of the Credit Agreement shall have executed and delivered this Amendment; and

          (b) SNC shall have executed and delivered the Reaffirmation of Guarantee attached hereto.

     The consummation of the Newberg Mill Sale (as defined in the Credit Agreement as amended hereby) on or after the Effective Date shall be subject to the receipt by the Administrative Agent and the Collateral Agent of copies of the purchase agreement and related documents in connection therewith, and such additional Loan Documents, certificates, legal opinions and other documents as required by the Credit Agreement as amended hereby and as the Senior Managing Agents otherwise may reasonably request.

     SECTION 5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders, the Senior Managing Agents, the Administrative Agent and the Collateral Agent as follows:

          (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

          (b) No Default or Event of Default has occurred and is continuing.

          (c) The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each of the Loan Parties signatory hereto, and this Amendment has been duly executed and delivered by each such Loan Party and is a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar

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     laws affecting creditors' rights generally and general principles of equity
     (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by any Loan Party signatory hereto of any term of any material contract, loan agreement, indenture or other agreement or instrument to which any such Loan Party is a party or is subject.

     SECTION 6. References to and Effect on the Credit Agreement.

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Senior Managing Agents, the Administrative Agent or the Collateral Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

          (d) The Loan Parties signatory hereto acknowledge and agree that this Amendment constitutes a "Loan Document" for purposes of the Credit Agreement.

     SECTION 7. Execution in Counterparts. This Amendment maybe executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by SSCC, JSCE, the Borrower and the requisite number of Lenders required pursuant to Section 10.08 of the Credit Agreement regardless of whether it has been executed and delivered by all of the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

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     SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                            [Signature Pages Follow]




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                           REAFFIRMATION OF GUARANTEE

     The undersigned acknowledges the foregoing Amendment with respect to the Credit Agreement referred to therein, consents to the amendments set forth therein and hereby reaffirms its obligations under the Guarantee Agreement (as defined in the Credit Agreement).


Dated as of October 15, 1999


                                        SMURFIT NEWSPRINT CORPORATION

                                        By:___________________________________
                                        Name: ________________________________
                                        Title: _______________________________



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